UNITED STATES
             SECURITIES  AND  EXCHANGE  COMMISSION
                    Washington, D.C.  20549





                          FORM  8-K

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): July 28, 2000


                    PRIDE COMPANIES, L.P.
     (Exact name of registrant as specified in its charter)



   Delaware              001-10473             75-2313597
(State or other   (Commission File Number)   (I.R.S. Employer
jurisdiction of                             Identification No.)
incorporation)



                     1209 North Fourth Street
                     Abilene, Texas  79601
      (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code:  (915) 677-5444

Item 5.  Other Events

     Pride Refining, Inc., the managing general partner of Pride Companies, L.P., announced today that Varde Partners, Inc. ("Varde"), its primary lender, has disagreed with Pride's interpretation of its Credit Agreement as it impacts the payment of the DESC judgment. As of June 30, 2000, Varde is the holder of an A Term Loan of $3.6 million ("A Term Loan"), B Term Loan of $12.8 million ("B Term Loan"), C Term Loan of $6.1 million, Subordinate Note A of $3.2 million and preferred equity securities including $9.3 million of Series B Preferred Units, $5.0 million of Series C Preferred Units and $2.8 million of Series D Preferred Units along with accumulated arrearages on the preferred equity securities of $4.2 million.

     Varde is taking the position that, after payment of the A Term Loan and $5,000,000 on the B Term Loan, it is entitled to one-third of the proceeds free and clear of any obligation to apply such proceeds to any of its notes or preferred units. Pride Companies had paid $16.6 million on July 25, 2000 and July 26, 2000, prior to Varde Partners taking this position. Pride strongly believes that the Credit Agreement between Pride and Varde clearly requires Varde to apply the remaining one-third of the proceeds to repay Varde's most senior securities.

     Pride has advised Varde that it does not intend to make any further payments until the issue is resolved.

     Pride Companies, L.P., headquartered in Abilene, Texas, is a Delaware limited partnership and it owns and operates a common carrier products pipeline system and three products terminals in Abilene, Texas, San Angelo, Texas and Aledo, Texas, which are used to market conventional gasoline, low sulfur diesel fuel, and military aviation fuel.

     Safe Harbor Statement: Certain information included in this release contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 ("Reform Act"). Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of Pride to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements. In connection with the safe harbor provisions of the Reform Act, Pride has identified important factors that could cause actual results to differ materially from such expectations, including operating uncertainty, acquisition uncertainty, uncertainties relating to geothermal resources, uncertainties relating to domestic and international economic and political conditions and uncertainties regarding the impact of regulations, changes in government policy and competition. Reference is made to all of Pride's SEC filings, including Pride's 10-K for the year ended December 31, 1999, which is incorporated herein by reference, for a description of such factors. Pride assumes no responsibility to update forward-looking information contained herein.


Item 7.  Financial Statements and Exhibits

    (c)  Exhibits

          99.1 Press Release, dated July 28, 2000.

                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    PRIDE COMPANIES, L.P.

                                    By:  Pride Refining, Inc.,
                                         Managing General Partner


                                    By:  Brad Stephens
                                         Chief Executive Officer



Date:  July 28, 2000

                                         Exhibit 99.1



NEWS RELEASE



                         FOR IMMEDIATE RELEASE


                        PRIDE ANNOUNCES DISPUTE


ABILENE, TX - July 28, 2000 - Pride Refining, Inc., the managing general partner of Pride Companies, L.P., announced today that Varde Partners, Inc. ("Varde"), its primary lender, has disagreed with Pride's interpretation of its Credit Agreement as it impacts the payment of the DESC judgment. As of June 30, 2000, Varde is the holder of an A Term Loan of $3.6 million ("A Term Loan"), B Term Loan of $12.8 million ("B Term Loan"), C Term Loan of $6.1 million, Subordinate Note A of $3.2 million and preferred equity securities including $9.3 million of Series B Preferred Units, $5.0 million of Series C Preferred Units and $2.8 million of Series D Preferred Units along with accumulated arrearages on the preferred equity securities of $4.2 million.

Varde is taking the position that, after payment of the A Term Loan and $5,000,000 on the B Term Loan, it is entitled to one -third of the proceeds free and clear of any obligation to apply such proceeds to any of its notes or preferred units. Pride Companies had paid $16.6 million on July 25, 2000 and July 26, 2000, prior to Varde Partners taking this position. Pride strongly believes that the Credit Agreement between Pride and Varde clearly requires Varde to apply the remaining one-third of the proceeds to repay Varde's most senior securities.

Pride has advised Varde that it does not intend to make any further payments until the issue is resolved.

Pride Companies, L.P., headquartered in Abilene, Texas, is a Delaware limited partnership and it owns and operates a common carrier products pipeline system and three products terminals in Abilene, Texas, San Angelo, Texas and Aledo, Texas, which are used to market conventional gasoline, low sulfur diesel fuel, and military aviation fuel.
Safe Harbor Statement: Certain information included in this release contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 ("Reform Act"). Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of Pride to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements. In connection with the safe harbor provisions of the Reform Act, Pride has identified important factors that could cause actual results to differ materially from such expectations, including operating uncertainty, acquisition uncertainty, uncertainties relating to geothermal resources, uncertainties relating to domestic and international economic and political conditions and uncertainties regarding the impact of regulations, changes in government policy and competition. Reference is made to all of Pride's SEC filings, including Pride's 10-K for the year ended December 31, 1999, which is incorporated herein by reference, for a description of such factors. Pride assumes no responsibility to update forward-looking information contained herein.